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                                                                    EXHIBIT 21.1
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                         SUBSIDIARIES OF THE REGISTRANT
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
Name                                                                Jurisdiction of Formation
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

A.   VIA NET.WORKS NY Corp.                                         New York

B.   VIA NET.WORKS HoldCo Inc.                                      Delaware

     1.  VIA Net Works Europe Holding B.V. (10 shares)              The Netherlands
         a.   Esoterica-Novas Technologias de Informacao, S.A.      Portugal
              a(1)    Expobyte, Conferencias e Exposicoes, S.A.     Portugal
         b.   Artinternet, S.A.                                     France
         c.   VIA NET.WORKS Spain Holding S.L.                      Spain
              c(1)   Disbumad, S.L.                                 Spain
         d.   MediaNet Ireland Limited                              Ireland
         e.   Gesellschaft fur Telekommunikations und
              Netzwerkdienst mbH                                    Germany
              e(1)  INS Vertriebs GmbH                              Germany
              e(2)  Ecce Terram GmbH                                Germany
         f.   bART Holding B.V.                                     The Netherlands
              f(1)  Home Vision B.V.                                The Netherlands
              f(2)  Xenovic B.V.                                    The Netherlands
                  (i)   bART Den Haag B.V.                          The Netherlands
                  (ii)  bART Noord Nederland                        The Netherlands
                  (iii) bART Midden Nederland                       The Netherlands
              f(3)  Arameta B.V.                                    The Netherlands
         g.   Netlink Internet Services Limited                     United Kingdom
         h.   i-way Limited                                         United Kingdom
              h(1)   I-Way Soho Limited.                            United Kingdom
              h(2)   I-way Reading Limited.                         United Kingdom
              h(3)   I-way Swindon Limited.                         United Kingdom
              h(4)   I-way Brentford Limited.                       United Kingdom
              h(5)   I-Way Oxford Limited.                          United Kingdom
         i.   U-Net Limited                                         United Kingdom
         j.   WorldWide Web Services Ltd.                           United Kingdom
              j(1)   Alphadial Limited                              United Kingdom
         k.   VIA Net Works UK Limited                              United Kingdom
         l.   VIA Net.Works IRUCo. Limited                          Ireland

     2.  M&C Management & Communications, S.A.                      Switzerland

     3.  Delivery Network Systems SAS                               France
         a.   DNS Telecom, SAS                                      France

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
Name                                                                Jurisdiction of Formation
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
C.   VIA Net Works Holdings Cayman                                  Cayman Islands

     1.  VIA NET WORKS Argentina                                    Argentina

     2.  ServiceNet S.A.                                            Argentina

     3.  V-I-A Holdings Brasil, Ltda.                               Brazil
         a.   Dialdata S.A. Internet Systems                        Brazil

D.   InfoAcces S.A. de C.V.                                         Mexico

E.   Net4You EDV Dienstleistungs und Handelges m.b.H.               Austria
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